Exhibit 99.1

FOR IMMEDIATE RELEASE

PRA Health Sciences, Inc. Reports Second Quarter 2015 Results and Provides Updated Guidance for 2015

•                  $336.5 million of service revenue in the second quarter; 12% constant currency growth compared to the second quarter of 2014

•                  $61.3 million of Adjusted EBITDA in the second quarter; 35% growth compared to the second quarter of 2014

•                  Second quarter Adjusted Net Income per share increased 37% to $0.47 per share and Adjusted Net Income increased 112% to $29.7 million compared to the second quarter of 2014

•                  Second quarter GAAP Net Income was $12.4 million or $0.20 per diluted share

•                  Guidance for 2015 diluted Adjusted Net Income per share raised to $1.75-$1.85 from $1.62-$1.72

RALEIGH, N.C., July 27, 2015 — PRA Health Sciences, Inc. (“PRA” or the “Company”) (NASDAQ: PRAH) today reported financial results for the quarter ended June 30, 2015.

For the three months ended June 30, 2015, service revenue was $336.5 million, which represents growth of 8%, or $25.1 million, compared to the second quarter of 2014 at actual foreign exchange rates. On a constant currency basis, service revenue grew $38.7 million, an increase of 12% compared to the second quarter of 2014. Net new business for the quarter ended June 30, 2015 was $407.8 million, representing a book-to-bill ratio of 1.21 for the period. This net new business contributed to an ending backlog of $2.3 billion at June 30, 2015.

“I am pleased that we have been able to deliver another strong quarter,” said Colin Shannon, PRA’s Chief Executive Officer. “We have expanded our operating margin, achieved significant growth in our earnings, generated solid cash flow from operations, which has allowed us to reduce our debt levels, and also delivered strong new business wins.  Following on from our award last quarter as International Clinical Company of the Year, we were also recognized by Pharma Times as the Best North American Clinical Company of the Year. This is great external recognition of the quality within our organization, and I would like to thank our employees for displaying their skills and representing the Company so successfully.”

Second Quarter 2015 Financial Highlights

Direct costs were $219.9 million during the three months ended June 30, 2015 compared to $213.4 million for the second quarter of 2014.  Direct costs were 65.3% of service revenue during the second quarter of 2015 compared to 68.5% of service revenue during the second quarter of 2014. The decrease in direct costs as a percentage of service revenue is primarily related to the favorable impact from foreign currency exchange rate fluctuations.

Selling, general and administrative expenses were $58.9 million during the three months ended June 30, 2015 compared to $56.0 million for the second quarter of 2014.  Selling, general and administrative costs were 17.5% of service revenue during the second quarter of 2015 compared to 18.0% of service revenue during the second quarter of 2014. The decrease in selling, general and administrative expenses is primarily related to our continued ability to effectively manage our sales and administrative functions.

Reported EBITDA on a GAAP basis was $52.7 million, representing an increase of 46% compared to the second quarter of 2014.  Adjusted EBITDA was $61.3 million for the three months ended June 30, 2015, representing growth of 35% compared to the second quarter of 2014.

Reported GAAP net income was $12.4 million for the three months ended June 30, 2015, or $0.20 per share on a diluted basis, increases of 406% and 300%, respectively, compared to the second quarter of 2014.

Adjusted Net Income was $29.7 million for the three months ended June 30, 2015, representing growth of 112% compared to the second quarter of 2014. Adjusted Net Income per share was $0.47 for the three months ended June 30, 2015, an increase of 37% compared to the second quarter of 2014.

Reconciliations of our non-GAAP measures, including Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share, to the corresponding GAAP measures are attached to this press release.

First Half 2015 Financial Highlights

For the six months ended June 30, 2015, service revenue was $668.5 million, which represents growth of 7%, or $45.7 million, as compared to the six months ended June 30, 2014 at actual foreign exchange rates.  On a constant currency basis, service revenue grew $69.3 million, representing growth of 11% compared to the six months ended June 30, 2014.

Reported GAAP income from operations was $71.3 million, reported GAAP net income was $29.6 million and reported GAAP diluted net income per share was $0.47 for the six months ended June 30, 2015.

Adjusted Net Income was $55.5 million for the six months ended June 30, 2015, an improvement of 143% compared to the same period in 2014.  Adjusted Net Income per share was $0.88 for the six months ended June 30, 2015, up 57% compared to the same period in 2014.

Revised 2015 Guidance

For 2015, the Company is updating its guidance given strength in the underlying business and the movement in current foreign exchange rates. As a result, the Company is maintaining its guidance for service revenue of between $1.34 billion and $1.39 billion and its estimated effective income tax rate of approximately 30%.  The Company has increased its guidance for diluted GAAP net income per share to between $0.80 and $0.90 per share, compared to $0.70 to $0.80 per share previously.  In addition, management has increased its guidance for Adjusted Net Income per share to between $1.75 and $1.85 per share compared to previous guidance of $1.62 to $1.72 per share. This guidance assumes foreign exchange rates as of July 2015.

Webcast & Conference Call Details

PRA will host a conference call at 8:00 a.m. EDT tomorrow to discuss the contents of this release and other relevant topics. To participate, please dial (877) 930-8062 or (253) 336-7647 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 87115091.  The conference call will also be accessible, live via webcast, on the Investors section of the PRA website at www.prahs.com/investors. A replay of the conference call will be available online at www.prahs.com/investors.  In addition, an audio replay will be available for one week and can be accessed by dialing (855) 859-2056 within the United States or (404) 537-3406 outside the United States.  The replay ID is 87115091.

About PRA Health Sciences

PRA (NASDAQ: PRAH) is one of the world’s leading global contract research organizations, or CROs, by revenue, providing outsourced clinical development services to the biotechnology and pharmaceutical industries. PRA’s global clinical development platform includes more than 70 offices across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East and approximately 11,000 employees worldwide. Since 2000, PRA has performed approximately 2,300 clinical trials worldwide and has worked on more than 100 marketed drugs across several therapeutic areas. In addition, PRA has participated in the pivotal or supportive trials that led to U.S. Food and Drug Administration or international regulatory approval of more than 50 drugs.

PRA has therapeutic expertise in areas that are among the largest in pharmaceutical development, including oncology, central nervous system, inflammation and infectious diseases. PRA believes that it provides its clients with one of the most flexible clinical development service offerings, which includes both traditional, project-based Phase I through Phase IV services, as well as embedded and functional outsourcing services. The Company has invested in medical informatics and clinical technologies designed to enhance efficiencies, improve study predictability and provide better transparency to clients throughout their clinical development processes. To learn more about PRA, please visit www.prahs.com.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the ‘Investors’ section of the Company’s website at www.prahs.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

Contacts:

Linda Baddour

Chief Financial Officer

Mike Bonello

Corporate Controller

919.786.8270

InvestorRelations@PRAHS.com

Westwicke Partners

Robert H. Uhl

Managing Director

858.356.5932

robert.uhl@westwicke.com

Forward-Looking Statements

This press release contains forward-looking statements that reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that most of the Company’s contracts may be terminated on short notice and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; the market for the Company’s services may not grow as the Company expects; the Company may under price contracts or overrun its cost estimates, and if the Company is unable to achieve operating efficiencies or grow revenues faster than expenses, operating margins will be adversely affected; the Company may be unable to maintain information systems or effectively update them; customer or therapeutic concentration could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks; government regulators or customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulations affecting the Company’s business; the Company may be unable to successfully develop and market new services or enter new markets; the Company’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K filed with the SEC on March 3, 2015. The Company undertakes no obligation to update any forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

This press release includes Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share, each of which are financial measures not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).  Management believes that these measures are more indicative of our operating results as they exclude certain items whose fluctuation from period-to-period do not necessarily correspond to changes in the operating results of our business. As a result, management and our board of directors regularly use EBITDA and Adjusted EBITDA as a tool in evaluating our operating and financial performance and in establishing discretionary annual bonuses. Adjusted EBITDA is also the basis for covenant compliance EBITDA, which is used in certain covenants in the credit agreement governing our senior secured credit facilities and the indenture governing the senior notes. In addition, management believes that EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) facilitate comparisons of our operating results with those of other companies by backing out of GAAP net income items relating to variations in capital structures (affecting interest expense), taxation, and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) are frequently used by securities analysts, investors, and other interested parties in the evaluation of issuers, many of which also present EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) when reporting their results in an effort to facilitate an understanding of their operating results.

These non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP.  Additionally, because not all companies use identical calculations, these presentations of EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) may not be comparable to similarly titled measures of other companies.

EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) represent EBITDA and net income (including diluted net income per share), respectively, adjusted to exclude management fees, stock-based compensation expense, loss on disposal of fixed assets, loss on modification or extinguishment of debt, foreign currency losses and gains, other (expense) income, equity in losses of unconsolidated joint ventures, transaction and acquisition related costs, relocation costs, severance costs and restructuring charges, non-cash rent adjustments and other one-time charges. Adjusted Net Income is also adjusted to exclude amortization of intangible assets and amortization of deferred financing costs. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income (loss) or other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•                  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•                  EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•                  EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•                  EBITDA and Adjusted EBITDA do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•                  other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Revenue:
Service revenue	$336,518	$311,422	$668,486	$622,774
Reimbursement revenue	56,330	46,123	112,940	89,511

Total revenue	392,848	357,545	781,426	712,285

Operating expenses:
Direct costs	219,877	213,378	438,838	428,529
Reimbursable out-of-pocket costs	56,330	46,123	112,940	89,511
Selling, general and administrative	58,905	56,010	119,740	116,849
Depreciation and amortization	19,220	24,598	38,455	49,236
Loss on disposal of fixed assets	195	—	195	—

Income from operations	38,321	17,436	71,258	28,160

Interest expense, net	(15,416)	(20,818)	(30,809)	(42,584)
Loss on modification of debt	—	—	—	(1,384)
Foreign currency (losses) gains, net	(3,966)	(5,387)	5,100	(9,099)
Other expense, net	(96)	(116)	(560)	(175)

Income (loss) before income taxes and equity in losses of unconsolidated joint ventures	18,843	(8,885)	44,989	(25,082)
Provision for (benefit from) income taxes	5,623	(5,186)	13,645	(11,519)

Income (loss) before equity in losses of unconsolidated joint ventures	13,220	(3,699)	31,344	(13,563)
Equity in losses of unconsolidated joint ventures, net of tax	(805)	(357)	(1,742)	(534)

Net income (loss)	$12,415	$(4,056)	$29,602	$(14,097)

Net income (loss) per share attributable to common stockholders:
Basic	$0.21	$(0.10)	$0.49	$(0.35)
Diluted	$0.20	$(0.10)	$0.47	$(0.35)

Weighted average common shares outstanding:
Basic	59,871	40,268	59,843	40,268
Diluted	62,951	40,268	62,864	40,268

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except share amounts)

	June 30,	December 31,
	2015	2014
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$61,148	$85,192
Restricted cash	6,051	6,337
Accounts receivable and unbilled services, net	396,627	338,781
Other current assets	65,389	58,413

Total current assets	529,215	488,723

Fixed assets, net	76,250	72,933
Goodwill	1,033,772	1,033,999
Intangible assets, net	573,265	600,910
Other assets	39,111	42,012

Total assets	$2,251,613	$2,238,577

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$55,506	$39,100
Accrued expenses and other current liabilities	132,879	131,135
Advance billings	297,671	296,121

Total current liabilities	486,056	466,356

Long-term debt, net	919,156	948,537
Other long-term liabilities	150,877	146,869

Total liabilities	1,556,089	1,561,762

Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 authorized shares at June 30, 2015 and December 31, 2014; 60,158,455 and 59,814,444 issued and outstanding at June 30, 2015 and December 31, 2014, respectively	602	598
Additional paid-in-capital	825,037	821,411
Accumulated other comprehensive loss	(84,032)	(69,509)
Accumulated deficit	(46,083)	(75,685)

Total stockholders’ equity	695,524	676,815

Total liabilities and stockholders’ equity	$2,251,613	$2,238,577

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2015	2014

Cash flows from operating activities:
Net income (loss)	$29,602	$(14,097)
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	38,455	49,236
Amortization of debt issuance costs	3,286	2,893
Stock-based compensation	2,020	1,760
Unrealized foreign currency (gains) losses	(8,079)	5,808
Loss on modification of debt	—	1,384
Deferred income taxes	(2,395)	(20,897)
Other reconciling items	3,143	826
Changes in operating assets and liabilities:
Accounts receivable, unbilled services and advanced billings	(65,550)	(50,547)
Other operating assets and liabilities	29,475	20,374

Net cash provided by (used in) operating activities	29,957	(3,260)

Cash flows from investing activities:
Purchase of fixed assets	(17,066)	(11,876)
Investment in unconsolidated joint venture	(3,000)	—
Acquisition of Value Health Solutions Inc.	(543)	—
Proceeds from RPS working capital settlement	—	15,000
Proceeds from CRI working capital settlement	—	851
Payment of amounts held in escrow	—	(787)

Net cash (used in) provided by investing activities	(20,609)	3,188

Cash flows from financing activities:
Repayment of long-term debt	(30,000)	(4,450)
Borrowings on line of credit	15,000	45,000
Repayments on line of credit	(15,000)	(55,000)
Proceeds from stock option exercises	27	33
Payment of acquisition-related contingent consideration	(2,000)	—
Payments for common stock issuance costs	(525)	—

Net cash used in financing activities	(32,498)	(14,417)

Effects of foreign exchange changes on cash and cash equivalents	(894)	(20)

Change in cash and cash equivalents	(24,044)	(14,509)
Cash and cash equivalents, beginning of period	85,192	72,155

Cash and cash equivalents, end of period	$61,148	$57,646

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net income (loss)	$12,415	$(4,056)	$29,602	$(14,097)
Depreciation and amortization	19,220	24,598	38,455	49,236
Interest expense, net	15,416	20,818	30,809	42,584
Provision for (benefit from) income taxes	5,623	(5,186)	13,645	(11,519)

EBITDA	52,674	36,174	112,511	66,204
Management fees (a)	—	525	—	1,050
Stock-based compensation expense (b)	1,245	868	2,020	1,760
Loss on disposal of fixed assets, net (c)	195	—	195	—
Loss on modification of debt (d)	—	—	—	1,384
Foreign currency losses (gains), net (e)	3,966	5,387	(5,100)	9,099
Other expense, net (f)	96	116	560	175
Equity in losses of unconsolidated joint ventures	805	357	1,742	534
Transaction and acquisition related costs (g)	134	1,601	217	2,171
Lease termination expense (h)	568	—	2,598	—
Severance and restructuring charges (i)	154	48	154	1,988
Non-cash rent adjustment (j)	922	318	1,568	801
Other one-time charges (k)	560	78	596	28

Adjusted EBITDA	$61,319	$45,472	$117,061	$85,194

Net income (loss)	$12,415	$(4,056)	$29,602	$(14,097)
Amortization of intangible assets	14,135	19,688	28,242	38,431
Amortization of deferred financing costs	1,637	1,459	3,286	2,893
Management fees (a)	—	525	—	1,050
Stock-based compensation expense (b)	1,245	868	2,020	1,760
Loss on disposal of fixed assets, net (c)	195	—	195	—
Loss on modification of debt (d)	—	—	—	1,384
Foreign currency losses (gains), net (e)	3,966	5,387	(5,100)	9,099
Other expense, net (f)	96	116	560	175
Equity in losses of unconsolidated joint ventures	805	357	1,742	534
Transaction and acquisition related costs (g)	134	1,601	217	2,171
Lease termination expense (h)	568	—	2,598	—
Severance and restructuring charges (i)	154	48	154	1,988
Non-cash rent adjustment (j)	922	318	1,568	801
Other one-time charges (k)	560	78	596	28

Total adjustments	24,417	30,445	36,078	60,314
Tax effect of total adjustments (l)	(7,114)	(12,395)	(10,153)	(23,316)

Adjusted net income	$29,718	$13,994	$55,527	$22,901

Diluted weighted average common shares outstanding	62,951	40,692	62,864	40,658
Adjusted net income per diluted share	$0.47	$0.34	$0.88	$0.56

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES, CONTINUED

(in thousands, except per share data)

(unaudited)

	Three		Three	Six		Six
	Months		Months	Months		Months
	Ended		Ended	Ended		Ended
	June 30,		June 30,	June 30,		June 30,
	2015		2015	2015		2015
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Revenue:
Service revenue	$336,518	$—	$336,518	$668,486	$—	$668,486
Reimbursement revenue	56,330	—	56,330	112,940	—	112,940

Total revenue	392,848	—	392,848	781,426	—	781,426

Operating expenses:
Direct costs	219,877	(251)	219,626	438,838	(426)	438,412
Reimbursable out-of-pocket costs	56,330	—	56,330	112,940	—	112,940
Selling, general and administrative	58,905	(3,332)	55,573	119,740	(6,727)	113,013
Depreciation and amortization	19,220	(14,135)	5,085	38,455	(28,242)	10,213
Loss on disposal of fixed assets	195	(195)	—	195	(195)	—

Income from operations	38,321	17,913	56,234	71,258	35,590	106,848

Interest expense, net	(15,416)	1,637	(13,779)	(30,809)	3,286	(27,523)
Foreign currency (losses) gains, net	(3,966)	3,966	—	5,100	(5,100)	—
Other expense, net	(96)	96	—	(560)	560	—

Income before income taxes and equity in losses of unconsolidated joint ventures	18,843	23,612	42,455	44,989	34,336	79,325
Provision for income taxes	5,623	7,114	12,737	13,645	10,153	23,798

Income before equity in losses of unconsolidated joint ventures	13,220	16,498	29,718	31,344	24,183	55,527
Equity in losses of unconsolidated joint ventures, net of tax	(805)	805	—	(1,742)	1,742	—

Net income	$12,415	$17,303	$29,718	$29,602	$25,925	$55,527

Net income per share attributable to common stockholders:
Diluted	$0.20		$0.47	$0.47		$0.88

Weighted average common shares outstanding:
Diluted	62,951		62,951	62,864		62,864

(a)         We have historically paid management fees to affiliates of our investors. These fees terminated upon completion of the IPO.

(b)         Stock-based compensation expense represents the amount of non-cash expense related to the Company’s equity compensation programs.

(c)          Loss on disposal of fixed assets represents the costs incurred in connection with the sale or disposition of fixed assets, primarily IT equipment and furniture and fixtures. We exclude these losses from Adjusted EBITDA and Adjusted Net Income because they result from investing decisions rather than from decisions made related to our ongoing operations.

(d)         Loss on modification of debt relates to costs incurred in connection with changes to our debt.  We exclude these losses from Adjusted EBITDA and Adjusted Net Income because they result from financing decisions rather than from decisions made related to our ongoing operations.

(e)          Foreign currency (losses) gains, net primarily relates to gains or losses that arise in connection with the revaluation of short-term inter-company balances between our domestic and international subsidiaries. In addition, this amount includes gains or losses from foreign currency transactions, such as those resulting from the settlement of third-party accounts receivable and payables denominated in a currency other than the local currency of the entity making the payment. We exclude these gains and losses from Adjusted EBITDA and Adjusted Net Income because they result from financing decisions rather than from decisions made related to our ongoing operations and because fluctuations from period-to-period do not necessarily correspond to changes in our operating results.

(f)          Other (expense) income, net represents income and expense that are non-operating and whose fluctuations from period-to-period do not necessarily correspond to changes in our operating results.

(g)        Transaction and acquisition related costs primarily relate to costs incurred in connection with due diligence performed in connection with contemplated acquisitions; the closing of the acquisition of PRA by KKR (“KKR Transaction”), the PRA acquisition of RPS Parent Holding Corp. (“RPS”), the PRA acquisition of CRI Holding Company, LLC (“CRI LifeTree”) and the PRA acquisition of ClinStar, LLC (“ClinStar”); and the integration of ClinStar, RPS and CRI LifeTree acquisitions. The integration costs primarily consist of professional fees, rebranding costs, the elimination of redundant facilities and any other costs incurred directly related to the integration of these acquisitions.

(h)        Lease termination expenses represent charges incurred in connection with the termination of leases at locations that are no longer being used by the Company.

(i)            Severance and restructuring charges represent amounts incurred in connection with the elimination of redundant positions within the organization, including positions eliminated in connection with the KKR Transaction and the acquisitions of ClinStar, RPS and CRI Lifetree.

(j)           We have escalating leases that require the amortization of rent expense on a straight-line basis over the life of the lease. The non-cash rent adjustment represents the difference between rent expense recorded in the consolidated statement of operations and the amount of cash actually paid.

(k)         Represents charges incurred that are not considered part of our core operating results.

(l)            Represents the tax effect of the total adjustments at our estimated effective tax rate.

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